UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2025

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37713	77-0430924
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2025 Hamilton Avenue

San Jose, California 95125

(Address of principal executive offices)

(408) 376-7108

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock	EBAY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further described in Item 5.07 of this Current Report on Form 8-K (this “Report”), at the 2025 Annual Meeting of Stockholders of eBay Inc. (the “Company”) held on June 25, 2025 (the “2025 Annual Meeting”), the Company’s stockholders, upon recommendation of the Company’s Board of Directors (the “Board of Directors”), approved the amendment and restatement of the eBay Inc. Equity Incentive Award Plan (the “Plan”), including to increase the aggregate number of shares of common stock of the Company reserved for issuance under the Plan by an additional 20,000,000 shares.

A description of the Plan, as amended and restated, is set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2025 (the “Proxy Statement”) in the section entitled “Proposal 4: Approval of the Amendment and Restatement of our Equity Incentive Plan,” which description is incorporated herein by reference. The description is qualified in its entirety by reference to the full text of the Plan, as amended and restated, a copy of which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2025 Annual Meeting, the Company’s stockholders voted on the following six proposals:

1.	The election of 11 director nominees named in the Proxy Statement, each to serve as a member of the Board of Directors until the Company’s 2026 Annual Meeting of Stockholders (Proposal 1);

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the Company’s fiscal year ending December 31, 2025 (Proposal 2);

3.	The approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 3);

4.	The approval of the amendment and restatement of the Plan (Proposal 4);

5.	The stockholder proposal regarding the Company’s special stockholder meeting threshold (Proposal 5); and

6.	The stockholder proposal regarding the Company’s director election resignation governance policy (Proposal 6).

The following is a summary of the matters voted on at the meeting.

1.	Proposal 1 – Election of Directors. Each of the 11 director nominees named in the Proxy Statement was elected to serve until the Company’s 2026 Annual Meeting of Stockholders. The voting results were as follows:

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Adriane M. Brown	358,981,781	23,109,834	250,078	38,712,920
Aparna Chennapragada	381,707,204	386,458	248,031	38,712,920
Logan D. Green	374,853,249	7,240,102	248,342	38,712,920
E. Carol Hayles	371,631,620	10,465,378	244,695	38,712,920
Jamie Iannone	381,148,906	953,897	238,890	38,712,920
Shripriya Mahesh	381,664,917	413,627	263,149	38,712,920
William D. Nash	380,133,681	1,957,419	250,593	38,712,920
Paul S. Pressler	373,274,105	8,818,386	249,202	38,712,920
Zane Rowe	380,917,659	968,803	455,231	38,712,920
Mohak Shroff	381,121,040	966,206	254,447	38,712,920
Perry M. Traquina	379,519,962	2,563,232	258,499	38,712,920

2.	Proposal 2 – Ratification of Appointment of Independent Auditors. The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the Company’s fiscal year ending December 31, 2025. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
362,464,853	58,313,212	276,548	N/A

3.	Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
331,814,746	49,572,811	954,136	38,712,920

4.	Proposal 4 – Approval of the Amendment and Restatement of the eBay Equity Incentive Award Plan. The Company’s stockholders approved the amendment and restatement of the eBay Inc. Equity Incentive Award Plan. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
208,616,937	173,387,036	337,720	38,712,920

5.	Proposal 5 – Stockholder Proposal Regarding the Company’s Special Stockholder Meeting Threshold. The Company’s stockholders did not approve the stockholder proposal regarding the ownership requirement for stockholders to call a special meeting. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
187,218,891	194,524,451	598,351	38,712,920

6.	Proposal 6 – Stockholder Proposal Regarding the Company’s Director Election Resignation Governance Policy. The Company’s stockholders did not approve the stockholder proposal regarding the Company’s director election resignation governance policy. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,834,171	315,979,380	710,142	38,712,920

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	eBay Inc. Equity Incentive Award Plan, as amended and restated
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
(Registrant)

Date: June 30, 2025	/s/ Samantha Wellington
Name: Samantha Wellington
Title: Senior Vice President, Chief Legal Officer and Secretary